EXHIBIT 4.5
                                                                     -----------

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

                                SERIES C WARRANT

                    To Purchase $________ Principal Amount of
                   Series A Debentures and Series A Warrants

                         WESTERN POWER & EQUIPMENT CORP.

            THIS SERIES C WARRANT (the "Warrant") certifies that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the earlier of the close of business on (i) the 18 month anniversary of the Effective Date and (ii) the three year anniversary of the date hereof (the "Termination Date") but not thereafter, to subscribe for and purchase from Western Power & Equipment Corp., a Delaware corporation (the "Company"), at face value (a) up to $_____________[AMOUNT EQUAL TO 25% OF HOLDER'S SERIES A SUBSCRIPTION AMOUNT] principal amount of a Series A Debenture at an initial conversion price equal to the then Conversion Price of the Series A Debenture (the "Debenture Conversion Price") (subject to adjustment hereunder and thereunder) (the "Debenture") and (b) Series A Warrants at an exercise price of equal to the then Exercise Price of the Series A Warrant (the "Warrant Exercise Price") (subject to adjustment hereunder and thereunder) (the "Warrant"). Upon the purchase hereunder of Debenture, the Holder shall receive a Warrant to purchase a number of shares of Common Stock equal to 35% of the shares of Common Stock issuable upon conversion in full of such Debenture. The Debenture and Warrant shall be in the form of the Series A Debenture and Series A Warrants (with the same rights, privileges and preferences set forth in the Transaction Documents, including without limitation, the Series A Debentures and the Series A Warrant) issued pursuant to the Purchase Agreement, MUTATIS MUTANDIS. The Debenture and the Warrant shall be collectively referred to as the "Securities." The Warrant Exercise Price and the Debenture Conversion Price shall be collectively referred to herein as the "Conversion Price."

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            Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated June 8, 2005, among the Company and the Purchasers signatory thereto.

            Section 2. Exercise.

                      a) Exercise of this Warrant. Exercise of the purchase
            rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and the payment of the aggregate principal amount of the Debenture thereby purchased by wire transfer or cashier's check drawn on a United States bank. Upon exercise of the Warrant, the Company shall issue a Debenture with a principal amount equal to 25% of the initial principal amount of such Holder's Series A Debenture, as issued pursuant to the Purchase Agreement and the Warrant to purchase a number of shares of Common Stock equal to 35% of the shares of Common Stock issuable upon conversion of such Debenture.

                      b) Mechanics of Exercise.

                                  i. Authorization of Debenture and the Warrant.
                      The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock underlying the Debenture and Warrant (the collectively, "Conversion Shares"). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Securities upon the exercise of the purchase rights under this Warrant and certificates upon conversion and exercise of the Securities. The Company covenants that the Securities which may be issued upon the exercise of the purchase rights represented by this Warrant and the Conversion Shares issuable thereunder will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such reasonable action as may be necessary to assure that the Securities and Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                                  ii. Delivery of Certificates Upon Exercise.
                      Certificates for the Securities purchased hereunder shall be delivered to the Holder within 5 Trading Days from the delivery to the Company of the Notice of Exercise

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                      Form and surrender of this Warrant ("Securities Delivery
                      Date"), provided that such delivery and surrender occurs before 12:00 Noon EST on such date. This Warrant shall be deemed to have been exercised on the date the payment of the Exercise Price is received by the Company. The Securities shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such security for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(b)(v) prior to the issuance of such security, have been paid.

                                  iii. Delivery of New Warrants Upon Exercise.
                      If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Securities, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Securities called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                                  iv. Rescission Rights. If the Company fails to
                      deliver to the Holder a certificate or certificates representing the Securities pursuant to this Section 2(b)(iv) by the Securities Delivery Date, then the Holder will have the right to rescind such exercise.

                                  v. Charges, Taxes and Expenses. Issuance of
                      certificates for Securities shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Securities are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                                  vi. Closing of Books. The Company will not
                      close its records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof or the conversion of the Securities pursuant to the terms hereof.

            Section 3.  Certain Adjustments.

                      a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not

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            include any shares of Common Stock issued by the Company pursuant to the Securities), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                      b) Subsequent Equity Sales. If the Company or any
            Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then, the Conversion Price shall be reduced and only reduced to equal the Base Share Price and the number of shares of Common Stock issuable upon exercise of the Warrant issuable hereunder shall be increased such that the aggregate Warrant Exercise Price payable hereunder, after taking into account the decrease in the Warrant Exercise Price, shall be equal to the aggregate Warrant Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this
            Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of securities based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

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                      c) Pro Rata Distributions. If the Company, at any time
            while this Warrant is outstanding, but no later than the Termination Date, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      d) Fundamental Transaction. If, at any time while this
            Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant the Holder shall have the right to receive upon conversion or exercise of the Securities, as applicable, for each Conversion Share that would have been issuable upon such exercise and then subsequent conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon conversion or exercise of the Securities, shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the underlying Securities are convertible immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such deemed conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as

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            to the Alternate Consideration it receives upon any conversion or exercise of the Securities underlying this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant right ultimately into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                      e) Calculations. All calculations and adjustments to the
            Conversion Price under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding..

                      f) Voluntary Adjustment By Company. The Company may at any
            time during the term of this Warrant reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                      g) Notice to Holders.

                                  i. Adjustment to Conversion Price. Whenever
                      the Conversion Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                                  ii. Notice to Allow Exercise by Holder. If (A)
                      the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date

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                      on which a record is to be taken for the purpose of such
                      dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

            Section 4.  Transfer of Warrant.

                      a) Transferability. Subject to compliance with any
            applicable securities laws and the conditions set forth in Sections 5(a) and 4(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Securities without having a new Warrant issued.

                      b) New Warrants. This Warrant may be divided or combined
            with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
            Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                      c) Warrant Register. The Company shall register this
            Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary

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                      d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the
            Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

            Section 5.  Miscellaneous.

                      a) Title to the Warrant. Prior to the Termination Date and
            subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

                      b) No Rights as Shareholder Until Exercise. This Warrant
            does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate principal, the Securities so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                      c) Loss, Theft, Destruction or Mutilation of Warrant. The
            Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Securities, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                      d) Saturdays, Sundays, Holidays, etc. If the last or
            appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                      e) Authorized Shares.

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                                    The Company covenants that during the period
                        the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock issuable upon conversion and exercise, as applicable, of the Securities. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Securities upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Securities and Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                                    Except and to the extent as waived or
                        consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Securities, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant and the Securities against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Securities upon the exercise of this Warrant and Conversion Shares upon conversion and exercise of the Securities, and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and the Securities.

                                    Before taking any action which would result
                        in an adjustment in the Securities for which this Warrant is exercisable or in the Conversion Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                      f) Jurisdiction. All questions concerning the
            construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

                      g) Restrictions. The Holder acknowledges that the
            Securities acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                      h) Nonwaiver and Expenses. No course of dealing or any
            delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right

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            or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                      i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                      j) Limitation of Liability. No provision hereof, in the
            absence of any affirmative action by Holder to exercise this Warrant or purchase Securities, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                      k) Remedies. Holder, in addition to being entitled to
            exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                      l) Successors and Assigns. Subject to applicable
            securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Securities.

                      m) Amendment. This Warrant may be modified or amended or
            the provisions hereof waived with the written consent of the Company and the Holder.

                      n) Severability. Wherever possible, each provision of this
            Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                      o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                              ********************

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  June 8, 2005

                                       WESTERN POWER & EQUIPMENT CORP., INC.


                                       By:_____________________________________
                                          Name:
                                          Title:

                               NOTICE OF EXERCISE

TO:         WESTERN POWER & EQUIPMENT CORP.

            (1) The undersigned hereby elects to purchase $________ principal amount of Debenture and Warrants to purchase _____ shares of Common Stock of Western Power & Equipment Corp. pursuant to the terms of the attached Warrant and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

            (2) Payment shall take the form of (check applicable box) in lawful money of the United States; or

            (3) Please issue a certificate or certificates representing said Securities in the name of the undersigned or in such other name as is specified below:

            ___________________________________________


The Securities shall be delivered to the following:

            ___________________________________________

            ___________________________________________

            ___________________________________________



            (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]
____________
Name of Investing Entity: ______________________________________________________
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: _________________________ Name of Authorized Signatory: __________________________________________________
Title of Authorized Signatory: _________________________________________________
Date: __________________________________________________________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the Warrant.)



            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

_______________________________________________________________.



_______________________________________________________________

                                               Dated:  ______________, _______


                        Holder's Signature:     _____________________________

                        Holder's Address:       _____________________________

                                                _____________________________



Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.